UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
(February 19, 2013)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 20, 2013, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fourth quarter and fiscal year ended December 31, 2012.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On February 19, 2013, Maiden Holdings, Ltd. also issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	0.09	April 15, 2013	April 1, 2013
Preference shares - Series A	0.515625	March 15, 2013	March 1, 2013

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 20, 2013.

99.2	Press Release of Maiden Holdings, Ltd., dated February 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2013	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 20, 2013.

99.2	Press Release of Maiden Holdings, Ltd., dated February 19, 2013.

Maiden Holdings, Ltd. Reports Full Year 2012 Net Operating Income(1) of $48.5 million, or $0.66 per Diluted Common Share, and Fourth Quarter 2012 Net Operating Loss(1) of $10.1 Million, or $0.14 per Diluted Common Share, Reflecting the Impact of Previously Announced Losses Related to Superstorm Sandy

Operating summary for the three months ended December 31, 2012

•
Net operating loss (1) of $10.1 million, or $0.14 per diluted common share, in the fourth quarter of 2012 compared with net operating earnings of $17.2 million, or $0.24 per diluted common share, in the fourth quarter of 2011

•	Excluding the impact of Superstorm Sandy, fourth quarter 2012 net operating earnings (1) were $21.0 million, or $0.29 per diluted common share

•	As previously announced, the fourth quarter of 2012 includes losses from Superstorm Sandy, which resulted in a net negative impact of $31.1 million, or $0.43 per diluted common share

•	Net premiums written increased by 8.4% to $442.6 million in the fourth quarter of 2012 compared to the same period in 2011

•	Net investment income in the fourth quarter of 2012 rose to $21.1 million, or an increase of 22.9%, compared to the fourth quarter of 2011

•	Combined ratio of 103.7% in the fourth quarter of 2012 compared to 98.3% in the fourth quarter of 2011; 97.3% in the fourth quarter of 2012, excluding the impact of Superstorm Sandy

•	Book value per common share(4) of $11.96 in the fourth quarter of 2012, up 12.4% versus year-end 2011

Operating summary for the year ended December 31, 2012

•
Net operating earnings (1) of $48.5 million, or $0.66 per diluted common share, for the year ended December 31, 2012 compared with $69.6 million, or $0.96 per diluted common share, in the year ended December 31, 2011

•	Net premiums written for the year ended December 31, 2012 increased 10.3% to $1.9 billion compared to the year ended December 31, 2011

•	Combined ratio of 99.5% for the year ended December 31, 2012 compared to 98.1% in 2011

•	Net investment income was $81.2 million for the year ended December 31, 2012, an increase of 8.4% compared to 2011

•	Total investments increased 29.6% in 2012 to $2.6 billion compared to 2011

•	Capital raised in 2012 totaled $250 million, including $100 million of 30-Year, 8% Senior Notes issued in March and $150 million of 8.25% Preference Shares issued in August

HAMILTON, Bermuda - Maiden Holdings, Ltd. (Nasdaq:  MHLD) today reported a fourth quarter 2012 net operating loss(1) of $10.1 million, or $0.14 per diluted common share, compared with net operating income of $17.2 million, or $0.24 per diluted common share, in the comparative quarter in 2011. The net loss totaled $10.3 million, or $0.14 per diluted common share, in the fourth quarter of 2012 compared with net income of $17.5 million, or $0.24 per diluted common share, in the fourth quarter of 2011.

The fourth quarter of 2012 includes estimated underwriting losses from Superstorm Sandy of $31.1 million, or $0.43 per diluted common share, net of applicable reinsurance and the Company's quarterly provision for normalized catastrophe losses. Maiden's exposure from this event comes predominantly from the Company's E&S property insurance business, Maiden Specialty, and to a lesser extent from its U.S. assumed treaty reinsurance business and ACAC. Excluding the $31.1 million of losses from Superstorm Sandy, Maiden's net operating earnings(1) would have been $21.0 million, or $0.29 per diluted common share, for the fourth quarter of 2012.

 Commenting on the Company's earnings, Art Raschbaum, Chief Executive Officer of Maiden Holdings, said: “Notwithstanding the significant impact of Sandy, in the past year Maiden has grown premiums, enhanced its capital position with two long-term capital raises, improved operating efficiency and continued to develop new clients through its U.S., U.K. and Bermuda platforms. Delivering value to our shareholders and providing outstanding products and services for our clients remain the ultimate goals of Maiden's lower volatility business model, as we support the non-catastrophe reinsurance needs of regional and specialty insurers. An improving pricing environment, efficient capital management and prudent investing will all contribute to the achievement of these ambitions in 2013.”

Results for the three months ended December 31, 2012

The net operating loss(1) for the fourth quarter of 2012 was $10.1 million, or $0.14 per diluted common share, compared to net operating earnings of $17.2 million, or $0.24 per diluted common share, in the fourth quarter of 2011. The net loss for the fourth quarter of 2012 was $10.3 million, or $0.14 per diluted common share, compared with net income of $17.5 million, or $0.24 per diluted common share, in the fourth quarter of 2011. The 2012 fourth quarter was affected by a net loss of $31.1 million, or $0.43 per diluted common share from Superstorm Sandy.

In the fourth quarter of 2012 net premiums written totaled $442.6 million, an increase of 8.4% compared to the fourth quarter of 2011.  In the Diversified Reinsurance segment net premiums written were down $53.5 million, or 27.8%, to $139.1 million in the fourth quarter of 2012 compared to the fourth quarter of 2011, primarily due to the non-renewal of one large U.S. treaty account. In the AmTrust Quota Share Reinsurance segment, net premiums written increased by 52.3% to $232.4 million in the fourth quarter of 2012 compared to the fourth quarter of 2011, with the most significant premium increases coming from specialty program business, small commercial business and European hospital liability business. Net premiums written from the ACAC Quota Share increased by 12.4% to $71.1 million in the fourth quarter of 2012 compared to the same period in 2011.

In the fourth quarter of 2012, net premiums earned of $479.2 million increased 14.7%, or $61.4 million, compared to the fourth quarter of 2011.   The Diversified Reinsurance segment had net premiums earned of $191.7 million in the fourth quarter of 2012, down 7.0% compared to the same quarter in 2011. In the fourth quarter of 2012, net earned premium increased 45.4% for the AmTrust Quota Share Reinsurance segment and 13.5% for the ACAC Quota Share segment compared to the fourth quarter of 2011.

Net investment income of $21.1 million in the fourth quarter of 2012 increased 22.9% compared to the fourth quarter of 2011. The book yield on the fixed income portfolio (excluding cash) is 3.48% with an average duration of 3.55 years for the fourth quarter of 2012.

In the fourth quarter of 2012, net loss and loss adjustment expenses of $364.9 million were up $68.1 million compared to the fourth quarter of 2011.  The loss ratio(7) increased by 4.8 percentage points to 75.6% in the fourth quarter of 2012 versus the fourth quarter of 2011. The increase in the loss ratio was primarily attributable to Superstorm Sandy.

Commission and other acquisition expenses, together with general and administrative expenses, of $135.4 million increased $20.0 million in the fourth quarter of 2012 from the fourth quarter of 2011. General and administrative expenses for the fourth quarter of 2012 totaled $11.2 million compared with $16.3 million in the fourth quarter of 2011. The general and administrative expense ratio(9) decreased to 2.4% in the fourth quarter of 2012 versus 3.8% in the fourth quarter of 2011. The total expense ratio increased to 28.1% in the fourth quarter of 2012 compared with 27.5% in the same quarter of 2011, primarily reflecting a change in business mix.

The combined ratio(10) for the fourth quarter of 2012 totaled 103.7% compared with 98.3% in the fourth quarter of 2011. Absent the impact of Superstorm Sandy, the combined ratio was 97.3% in the fourth quarter of 2012.

The impact of the updated accounting guidance issued by the Financial Accounting Standards Board, which limits the capitalization of costs incurred to acquire or renew insurance contracts to those that are incremental direct costs of successful contract acquisitions, was to increase fourth quarter 2012 earnings by approximately $0.4 million, or $0.01 per diluted common share. The impact on the Company's combined ratio for the quarter was a decrease of approximately 0.1%.

Total assets increased 21.9% to $4.1 billion at December 31, 2012 compared to $3.4 billion at year-end 2011.  Total cash on hand at December 31, 2012 was $213.8 million, comprised of cash and cash equivalents of $81.5 million, down 56.6% from year-end 2011, and restricted cash and cash equivalents of $132.3 million, up 15.2% compared to year-end 2011.  Total Maiden shareholders' equity was $1.0 billion at December 31, 2012, an increase of 32.1% compared to December 31, 2011. Book value per common share(4) was $11.96 at the end of the fourth quarter of 2012, or 12.4% higher than at December 31, 2011.

During the fourth quarter of 2012, the Board of Directors increased the common share dividend 12.5% to $0.09 per common share.

Results for the year ended December 31, 2012

Net income for the twelve months ended December 31, 2012 was $46.5 million compared to net income of $28.5 million at year-end 2011. During the second quarter of 2011, Maiden's net income was impacted by a number of non-operating expenses, including charges related to the repurchase of junior subordinated debt with proceeds from the June 2011 Senior Notes offering. Second quarter 2011 results included $15.1 million of junior subordinated debt repurchase expenses and $20.3 million of accelerated amortization of junior subordinated debt discount and issuance costs.

During 2012 net operating earnings(1) were $48.5 million, or $0.66 per diluted common share, compared to $69.6 million, or $0.96 per diluted common share, in 2011.  Operating return on common equity(1) in 2012 was 5.9% compared to 9.2% in 2011.

Net premiums written rose 10.3%, or $177.8 million, to $1.9 billion in 2012 compared to 2011.  In 2012, net premiums written for the Diversified Reinsurance segment fell to $765.3 million or 4.1% lower, compared to 2011. Net premiums written for the AmTrust Quota Share Reinsurance segment were $840.3 million in 2012, up 25.6% compared to 2011. In 2012, net premiums written for the ACAC Quota Share rose 15.4% to $295.6 million compared to 2011.

Net premiums earned in 2012 of $1.8 billion increased 16.2%, or $251.4 million, compared to 2011.  Earned premiums grew in all business segments with Diversified Reinsurance up 6.3%, AmTrust Quota Share Reinsurance up 30.4% and ACAC Quota Share up 14.2% in 2012.

Net investment income in 2012 was $81.2 million, up 8.4% compared to 2011. This reflects the $598.7 million increase in total investments at the end of 2012 compared to the end of 2011, offset by a decrease in book yield (excluding cash) to 3.48% from 3.59% at December 31, 2011.

Net loss and loss adjustment expenses for 2012 were $1.3 billion, up $219.3 million compared to 2011.  In 2012, the loss ratio(7) increased 2.9 percentage points to 69.5% compared to the year ended 2011.

In 2012, commission and other acquisition expenses together with general and administrative expenses of $545.8 million increased $53.1 million compared to 2011 and reflected a total expense ratio of 30.0% in 2012 compared with 31.5% in 2011. General and administrative expenses for 2012 totaled $53.8 million compared with $53.9 million in 2011. These results reflected a general and administrative expense ratio(9) of 2.9% in 2012 and 3.5% in 2011.

The combined ratio(10) for 2012 was 99.5%, which was 1.4 percentage points higher than in 2011. Absent the impact of Superstorm Sandy, the combined ratio would have been 97.8%, or 0.3 percentage points lower than 2011 results.

The impact of the updated accounting guidance issued by the Financial Accounting Standards Board, which limits the capitalization of costs incurred to acquire or renew insurance contracts to those that are incremental direct costs of successful contract acquisitions, was to decrease earnings for 2012 by approximately $2.0 million, or $0.03 per diluted common share. The impact on the Company's combined ratio for 2012 was an increase of approximately 0.1%.

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(7)(9)(10) Loss ratio, general and administrative expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden's CEO Art Raschbaum and CFO John Marshaleck will review the fourth quarter and year-end 2012 results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 98355209
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning 11:00 a.m. ET on February 21, 2013 through midnight on February 28, 2013. To listen to the replay, please dial toll free: 1.800.585.8367 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 98355209; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2012, Maiden had $4.1 billion in assets and shareholders' equity of $1.0 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	December 31, 2012	December 31, 2011
ASSETS	(Audited)	(Audited)
Investments:
Fixed maturities, available for sale, at fair value (Amortized cost 2012: $2,475,202; 2011: $1,957,106)	$2,618,697	$2,020,661
Other investments, at fair value (Cost 2012: $2,599; 2011: $1,955)	2,901	2,192
Total investments	2,621,598	2,022,853
Cash and cash equivalents	81,543	188,082
Restricted cash and cash equivalents	132,327	114,895
Accrued investment income	21,007	13,215
Reinsurance balances receivable, net	522,614	423,355
Funds withheld	42,712	42,605
Prepaid reinsurance premiums	38,725	35,381
Reinsurance recoverable on unpaid losses	110,858	20,289
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	270,669	248,436
Goodwill and intangible assets, net	94,393	98,755
Other assets	33,742	19,270
Total assets	$4,138,163	$3,395,111
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,740,281	$1,398,438
Unearned premiums	936,497	832,047
Accrued expenses and other liabilities	111,957	161,883
Senior notes	207,500	107,500
Junior subordinated debt	126,317	126,263
Total liabilities	3,122,552	2,626,131
Commitments and Contingencies
EQUITY
Preference shares - Series A	150,000	—
Common shares	733	732
Additional paid-in capital	575,869	579,004
Accumulated other comprehensive income	141,130	64,059
Retained earnings	151,308	128,648
Treasury shares, at cost	(3,801)	(3,801)
Total Maiden shareholders’ equity	1,015,239	768,642
Noncontrolling interest in subsidiaries	372	338
Total equity	1,015,611	768,980
Total liabilities and equity	$4,138,163	$3,395,111

Book value per common share (4)	$11.96	$10.64

Common shares outstanding	72,343,947	72,221,428

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Gross premiums written	$464,037	$428,295	$2,000,992	$1,812,597

Net premiums written	$442,645	$408,469	$1,901,285	$1,723,521
Change in unearned premiums	36,550	9,364	(97,505)	(171,093)
Net premiums earned	479,195	417,833	1,803,780	1,552,428
Other insurance revenue	3,240	1,276	12,890	12,640
Net investment income	21,116	17,183	81,188	74,891
Net realized and unrealized gains on investment	1,071	2,743	1,907	481
Total revenues	504,622	439,035	1,899,765	1,640,440
Expenses:
Net loss and loss adjustment expenses	364,850	296,769	1,262,348	1,043,054
Commission and other acquisition expenses	124,187	99,139	492,031	438,812
General and administrative expenses	11,187	16,285	53,804	53,892
Total expenses	500,224	412,193	1,808,183	1,535,758

Income from operations (2)	4,398	26,842	91,582	104,682

Other expenses
Interest and amortization expenses	9,569	7,567	36,384	34,155
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	20,313
Junior subordinated debt repurchase expense	—	—	—	15,050
Amortization of intangible assets	1,091	1,258	4,362	5,033
Foreign exchange (gains) losses	(320)	575	(1,638)	(323)
Total other expenses	10,340	9,400	39,108	74,228

(Loss) income before income taxes	(5,942)	17,442	52,474	30,454
Income taxes:
Current tax expense (benefit)	140	(667)	1,020	632
Deferred tax expense	575	557	1,193	1,295
Income tax expense (benefit)	715	(110)	2,213	1,927
Net (loss) income	(6,657)	17,552	50,261	28,527
Less: income attributable to noncontrolling interest	(26)	(8)	(107)	(3)
Net (loss) income attributable to Maiden shareholders	(6,683)	17,544	50,154	28,524
Dividends on preference shares	(3,644)	—	(3,644)	—
Net (loss) income attributable to Maiden common shareholders	$(10,327)	$17,544	$46,510	$28,524
Net operating (loss) earnings attributable to Maiden common shareholders (1)	$(10,052)	$17,226	$48,520	$69,637

Basic (loss) earnings per common share attributable to Maiden common shareholders	$(0.14)	$0.24	$0.64	$0.40
Diluted (loss) earnings per common share attributable to Maiden common shareholders (6)	$(0.14)	$0.24	$0.64	$0.39
Basic operating (loss) earnings per common share attributable to Maiden common shareholders	$(0.14)	$0.24	$0.67	$0.97

Diluted operating (loss) earnings per common share attributable to Maiden common shareholders (6)	$(0.14)	$0.24	$0.66	$0.96

Dividends declared per common share	$0.09	$0.08	$0.33	$0.30

Weighted average number of basic shares common outstanding	72,296,708	72,244,420	72,263,022	72,155,503
Weighted average number of diluted shares common outstanding	73,154,424	72,995,027	73,105,531	72,903,688

Net loss and loss adjustment expense ratio (7)	75.6%	70.8%	69.5%	66.6%
Commission and other acquisition expense ratio (8)	25.7%	23.7%	27.1%	28.0%
General and administrative expense ratio (9)	2.4%	3.8%	2.9%	3.5%
Combined ratio (10)	103.7%	98.3%	99.5%	98.1%
Annualized return on common equity	(4.7)%	9.1%	5.7%	3.8%
Annualized return on common equity on operating earnings	(4.6)%	8.9%	5.9%	9.2%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Reconciliation of net (loss) income attributable to Maiden common shareholders to net operating (loss) earnings:
Net (loss) income attributable to Maiden common shareholders	$(10,327)	$17,544	$46,510	$28,524
Add (subtract)
Net realized and unrealized gains on investment	(1,071)	(2,743)	(1,907)	(481)
Foreign exchange (gains) losses	(320)	575	(1,638)	(323)
Amortization of intangible assets	1,091	1,258	4,362	5,033
Junior subordinated debt repurchase expense	—	—	—	15,050
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	20,313
Non-recurring general and administrative expenses relating to IIS Acquisition	—	35	—	226
Non-cash deferred tax charge	575	557	1,193	1,295
Net operating (loss) earnings attributable to Maiden common shareholders (1)	$(10,052)	$17,226	$48,520	$69,637

Operating (loss) earnings per common share attributable to Maiden shareholders:

Basic (loss) earnings per common share attributable to Maiden shareholders	$(0.14)	$0.24	$0.67	$0.97
Diluted (loss) earnings per common share attributable to Maiden shareholders	$(0.14)	$0.24	$0.66	$0.96

Reconciliation of net (loss) income attributable to Maiden common shareholders to income from operations:
Net (loss) income attributable to Maiden common shareholders	$(6,683)	$17,544	$50,154	$28,524
Add (subtract)
Foreign exchange (gains) losses	(320)	575	(1,638)	(323)
Amortization of intangible assets	1,091	1,258	4,362	5,033
Interest and amortization expenses	9,569	7,567	36,384	34,155
Junior subordinated debt repurchase expense	—	—	—	20,313
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	15,050
Income tax expense (benefit)	715	(110)	2,213	1,927
Income attributable to noncontrolling interest	26	8	107	3
Income from operations (2)	$4,398	$26,842	$91,582	$104,682

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	December 31, 2012	December 31, 2011
Investable assets:
Total investments	$2,621,598	$2,022,853
Cash and cash equivalents	81,543	188,082
Restricted cash and cash equivalents	132,327	114,895
Funds withheld (3)	26,494	29,783
Loan to related party	167,975	167,975
Total investable assets (3)	$3,029,937	$2,523,588

	December 31, 2012	December 31, 2011
Capital:
Senior notes	$207,500	$107,500
Junior subordinated debt	126,317	126,263
Total Maiden shareholders' equity	1,015,239	768,642
Total capital (5)	$1,349,056	$1,002,405

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange gains and losses, amortization of intangible assets, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt repurchase expense, non-recurring general and administrative expenses relating to acquisitions and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding foreign exchange gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt repurchase expense, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

(4) Calculated by dividing total Maiden shareholders' equity less the preference shares - series A by total common shares outstanding.

(5) Capital is the total of the Company's senior notes, junior subordinated debt and Maiden shareholders' equity.

(6) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended December 31, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$139,073	$232,444	$71,128	$442,645
Net premiums earned	$191,728	$214,793	$72,674	$479,195
Other insurance revenue	3,240	—	—	3,240
Net loss and loss adjustment expenses	(171,533)	(144,080)	(49,237)	(364,850)
Commission and other acquisition expenses	(43,314)	(58,262)	(22,611)	(124,187)
General and administrative expenses	(9,102)	(505)	(171)	(9,778)
Underwriting (loss) income	$(28,981)	$11,946	$655	$(16,380)
Reconciliation to net loss attributable to Maiden common shareholders
Net investment income and realized gains on investment				22,187
Amortization of intangible assets				(1,091)
Foreign exchange gains				320
Interest and amortization expenses				(9,569)
Other general and administrative expenses				(1,409)
Income tax expense				(715)
Income attributable to noncontrolling interest				(26)
Dividends on preference shares				(3,644)
Net loss attributable to Maiden common shareholders				$(10,327)

Net loss and loss adjustment expense ratio (7)	88.0%	67.1%	67.8%	75.6%
Commission and other acquisition expense ratio (8)	22.2%	27.1%	31.1%	25.7%
General and administrative expense ratio (9)	4.7%	0.2%	0.2%	2.4%
Combined ratio (10)	114.9%	94.4%	99.1%	103.7%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended December 31, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$192,547	$152,618	$63,304	$408,469
Net premiums earned	$206,062	$147,756	$64,015	$417,833
Other insurance revenue	1,276	—	—	1,276
Net loss and loss adjustment expenses	(152,376)	(101,257)	(43,136)	(296,769)
Commission and other acquisition expenses	(38,530)	(40,324)	(20,285)	(99,139)
General and administrative expenses	(11,569)	(481)	(212)	(12,262)
Underwriting income	$4,863	$5,694	$382	$10,939
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized and unrealized gains on investment				19,926
Amortization of intangible assets				(1,258)
Foreign exchange losses				(575)
Interest and amortization expenses				(7,567)
Other general and administrative expenses				(4,023)
Income tax benefit				110
Income attributable to noncontrolling interest				(8)
Net income attributable to Maiden common shareholders				$17,544

Net loss and loss adjustment expense ratio (7)	73.5%	68.5%	67.4%	70.8%
Commission and other acquisition expense ratio (8)	18.6%	27.3%	31.7%	23.7%
General and administrative expense ratio (9)	5.6%	0.3%	0.3%	3.8%
Combined ratio (10)	97.7%	96.1%	99.4%	98.3%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Year Ended December 31, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$765,293	$840,346	$295,646	$1,901,285
Net premiums earned	$795,341	$727,781	$280,658	$1,803,780
Other insurance revenue	12,890	—	—	12,890
Net loss and loss adjustment expenses	(583,970)	(494,633)	(183,745)	(1,262,348)
Commission and other acquisition expenses	(203,209)	(200,546)	(88,276)	(492,031)
General and administrative expenses	(40,951)	(1,949)	(737)	(43,637)
Underwriting (loss) income	$(19,899)	$30,653	$7,900	$18,654
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized gains on investment				83,095
Amortization of intangible assets				(4,362)
Foreign exchange gains				1,638
Interest and amortization expenses				(36,384)
Other general and administrative expenses				(10,167)
Income tax expense				(2,213)
Income attributable to noncontrolling interest				(107)
Dividends on preference shares				(3,644)
Net income attributable to Maiden common shareholders				$46,510

Net loss and loss adjustment expense ratio (7)	72.3%	68.0%	65.5%	69.5%
Commission and other acquisition expense ratio (8)	25.1%	27.6%	31.5%	27.1%
General and administrative expense ratio (9)	5.1%	0.2%	0.2%	2.9%
Combined ratio (10)	102.5%	95.8%	97.2%	99.5%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Year Ended December 31, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$798,037	$669,283	$256,201	$1,723,521
Net premiums earned	$748,387	$558,197	$245,844	$1,552,428
Other insurance revenue	12,640	—	—	12,640
Net loss and loss adjustment expenses	(502,375)	(380,263)	(160,416)	(1,043,054)
Commission and other acquisition expenses	(200,239)	(160,522)	(78,051)	(438,812)
General and administrative expenses	(36,374)	(2,283)	(1,635)	(40,292)
Underwriting income	$22,039	$15,129	$5,742	$42,910
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized and unrealized gains on investment				75,372
Amortization of intangible assets				(5,033)
Foreign exchange gains				323
Interest and amortization expenses				(34,155)
Accelerated amortization of junior subordinated debt discount and issuance cost				(20,313)
Junior subordinated debt repurchase expense				(15,050)
Other general and administrative expenses				(13,600)
Income tax expense				(1,927)
Income attributable to noncontrolling interest				(3)
Net income attributable to Maiden common shareholders				$28,524

Net loss and loss adjustment expense ratio (7)	66.0%	68.1%	65.3%	66.6%
Commission and other acquisition expense ratio (8)	26.3%	28.8%	31.7%	28.0%
General and administrative expense ratio (9)	4.8%	0.4%	0.7%	3.5%
Combined ratio (10)	97.1%	97.3%	97.7%	98.1%

(7) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(9) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(10) Calculated by adding together net loss and loss adjustment expense ratio, commission and other acquisition expense ratio and general and administrative expense ratio.

Exhibit 99.2
PRESS RELEASE

Maiden Holdings Announces Dividends on Common Shares and Preference Shares

HAMILTON, Bermuda, February 19 -- Maiden Holdings, Ltd. (Nasdaq: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.09 per share of common stock. The dividend will be payable on April 15, 2013 to shareholders of record as of April 1, 2013.
Maiden's Board of Directors also approved a cash dividend on its 8.25% Non-Cumulative Perpetual Preference Shares of $0.515625 per Preference Share. The dividend will be payable on March 15, 2013 to shareholders of record as of March 1, 2013.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2012, Maiden had $3.9 billion in assets and shareholders' equity of $1.0 billion.
The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm